Exhibit 10.2

CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS HAVE BEEN OMITTED
AND HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.

EXCLUSIVE MANUFACTURING AGREEMENT

This Exclusive Manufacturing Agreement (this “Agreement”) is made as of this 26th day of December, 2003 (the “Effective Date”), by and between Dakota Growers Pasta Company, Inc., a North Dakota corporation (“Dakota Growers”), and DNA Dreamfields Company, LLC, an Ohio limited liability company (“DNA”).

W  I  T  N  E  S  S  E  T  H

WHEREAS, Dakota Growers, B-New, LLC, an Ohio limited liability company, TechCom Group, LLC, a Florida limited liability company (“TechCom”), and Buhler, Inc., a Minnesota corporation, have formed and capitalized DNA for the purposes of, among other things, manufacturing in North America and selling globally, low digestible carbohydrate pasta, rice and potatoes under the brand name, “Dreamfields” (the “Brand”);

WHEREAS, Dakota Growers is in the business of manufacturing, marketing, distributing and selling dry pasta products;

WHEREAS, Dakota Growers desires to manufacture, on an exclusive basis, dry pasta products under the Brand (the “Products”), and DNA desires that Dakota Growers so manufacture, on an exclusive basis, the Products, upon the terms and subject to the conditions of this Agreement;

WHEREAS, Dakota Growers and DNA have entered into a certain Trademark License Agreement (the “Trademark License”), dated of even date herewith, pursuant to which DNA has granted to Dakota Growers an exclusive license to use the Brand in connection with Dakota Growers’ manufacture, marketing, sale and distribution of the Products; and

WHEREAS, Dakota Growers and DNA have entered into a certain Technology Sublicense Agreement (the “Technology Sublicense”), dated of even date herewith, pursuant to which DNA has granted to Dakota Growers an exclusive sublicense to use certain technology necessary to manufacture the Products.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter expressed, the parties agree as follows:

1.                                       Exclusive Product Manufacture.  The types of Products are set forth on Exhibit A hereto, as Exhibit A may from time to time be updated by the mutual written agreement of DNA and Dakota Growers.  During the Term (as defined in Section 2 hereof), subject to the terms and conditions of this Agreement, Dakota Growers hereby agrees to manufacture, on an exclusive basis, all of the Products necessary to meet the Forecasted Market Demand (as defined in Section 4 hereof) for each period covered by a Three-Month Forecast (as defined in Section 4 hereof), to the extent such Forecasted Market Demand materializes within such period covered by such Three-Month Forecast.  During the Term (as defined in Section 2 hereof), DNA hereby agrees not to: (a) directly or indirectly manufacture the Products for its own account; or (b) directly or indirectly enter into any agreements, arrangements or relationships (i) with any third parties (other than Dakota Growers) to develop or manufacture the Products, or any products that are competitive with the Products or (ii) that would enable any third party to develop or manufacture the Products, or any products that are competitive with the Products.  Subject to the terms and conditions of the Technology Sublicense, DNA hereby agrees to share with Dakota Growers all intellectual property, manufacturing techniques and methods and other proprietary information owned by or licensed to DNA necessary for the manufacture of the Products.  DNA and Dakota Growers hereby acknowledge that the technology being sublicensed by DNA to Dakota Growers pursuant to the terms and conditions of the Technology Sublicense is owned by TechCom and is being licensed by TechCom to DNA.

2.                                       Term.  This Agreement shall commence on the Effective Date and shall continue in force and effect so long as the Trademark License is in force and effect, subject to early termination as provided in Section 8 hereof (the “Term”).

3.                                       Manufacturing Procedures; Title to Products; Etc.

3.1                                 Specifications.  Dakota Growers shall manufacture the Products in accordance with such specifications as are set forth on Exhibit B hereto (the “Specifications”), to the extent not inconsistent with applicable law, and shall maintain sufficient capacity to manufacture sufficient quantities of the Products to meet the Forecasted Market Demand (as defined in Section 4 hereof) for each period covered by a Three-Month Forecast (as defined in Section 4 hereof).  Dakota Growers may not make any changes to Specifications without the prior written approval from DNA.  DNA may from time to time make reasonable alterations or modifications to the Specifications by written notice thereof to Dakota Growers, but only to the extent that such alternations or modifications do not materially disrupt Dakota Growers’ operations or result in the incurrence by Dakota Growers of unreasonable costs and expenses in implementing such alterations and modifications.

3.2                                 Responsibilities.  Subject to the terms and conditions of this Agreement, Dakota Growers shall be responsible for all facets of the manufacture of the Products, including, without limitation, the ordering and purchasing of all raw materials required to produce the Products.

3.3                                 Orders; Pricing; Shipment; Title and Risk of Loss.  Except as provided otherwise  in any written agreement by and between DNA and Dakota Growers:

(a)                                  DNA shall order Products from Dakota Growers by the issuance of separate purchase orders (each, a “Purchase Order”) for Products, which Purchase Orders shall contain terms consistent with this Agreement except as provided otherwise in any written agreement by and between DNA and Dakota Growers.  Such Purchase Orders shall be in form and substance satisfactory to Dakota Growers, as determined in Dakota Growers sole and absolute discretion.  Each Purchase Order shall designate the desired types and quantities of Products, delivery dates and destinations, and shall be submitted to Dakota Growers at least fifteen (15) days prior to the delivery date specified in such Purchase Order.  At the time DNA has issued a Purchase Order for a specified amount of Products and Dakota Growers has accepted such Purchase Order, DNA shall be committed to purchase the entire amount of the Products ordered and the Purchase Order shall become irrevocable.

(b)                                 Title in and to Products shall pass from Dakota Growers to DNA, and the risk of loss of, or damage to, such Products shall pass to DNA, in accordance with the terms and conditions set forth in the Purchase Order covering such Products, but not prior to delivery to the shipper unless agreed to in writing by DNA and Dakota Growers.

(c)                                  The pricing for Products manufactured by Dakota Growers pursuant to this Agreement is set forth on Exhibit C hereto (as Exhibit C hereto may from time to time be amended by the written agreement of DNA and Dakota Growers). Dakota Growers shall invoice DNA upon transfer of title and based on the pricing set forth on Exhibit C hereto, for the amount of Products so transferred.  Each such invoice shall describe the number of type of Products so transferred by Dakota Growers.  Within thirty (30) days of receipt of an invoice delivered by Dakota Growers pursuant to this subsection (c), DNA shall remit to Dakota Growers the amount set forth therein.

(d)                                 The pricing set forth on Exhibit C hereto for Products manufactured by Dakota Growers pursuant to this Agreement is F.O.B. (as defined by the Uniform Commercial Code) the location where such Products are actually manufactured by Dakota Growers, and transportation of such Products from such location is the responsibility of DNA.  DNA shall be responsible for making arrangements, including, but not limited to, the retention of a carrier, to ship Products on the delivery date specified in the Purchase Order relating to such Products.  DNA shall be responsible for the accuracy of all shipping instructions sent to Dakota Growers.  For non-standard shipments such as drop-shipments to multiple locations or exports, DNA shall provide Dakota Growers with bills of lading, shipping and export documents, as required.

3.4                                 Other Branded Products.  In the event that DNA elects to pursue the manufacture of any other Branded products, including, but not limited to, Branded rice and potatoes, DNA shall have the right (but not the obligation) to grant Dakota Growers with exclusive manufacturing rights in respect of such Branded products.

4.                                       Forecasts.  No later than five (5) business days prior to the first day of each calendar month during the Term, DNA will provide Dakota Growers with a non-binding, rolling three-month forecast of the quantities of Products that DNA reasonably anticipates will be necessary to meet market demand for Products during the three-month period covered thereby (each, a “Three-Month Forecast”).  Dakota Growers shall have three (3) business days from the date of receipt of a Three-Month Forecast to review such Three-Month Forecast and make and communicate to DNA in writing any reasonable good-faith adjustments to such Three-Month Forecast.  Any reasonable adjustments made in good faith by Dakota Growers to a Three-Month Forecast shall automatically be incorporated into such Three-Month Forecast.  The quantities of Products that are reasonably anticipated to be necessary to meet market demand for Products during a three-month period covered by a Three-Month Forecast shall be deemed to be the “Forecasted Market Demand” in respect of such three-month period.

5.                                       Warranties.

5.1                                 Dakota Growers represents and warrants to DNA that all Products manufactured by Dakota Growers pursuant to this Agreement shall have been manufactured in accordance with the Specifications (to the extent not inconsistent with applicable law) and applicable law.

5.2                                 Dakota Growers represents and warrants to DNA that all Products manufactured by Dakota Growers pursuant to this Agreement are in accordance with the applicable law and legal regulations of the country of origin and, prior to distribution to a country other than the country of origin, of destination.

5.3                                 EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT, DAKOTA GROWERS HEREBY DISCLAIMS ALL WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE WITH

RESPECT TO ANY PRODUCTS FURNISHED UNDER OR IN CONNECTION WITH THIS AGREEMENT.

5.4                                 NO REPRESENTATION OR OTHER AFFIRMATION OF FACT MADE BY DAKOTA GROWERS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING SUITABILITY FOR USE OR PERFORMANCE OF THE PRODUCTS, SHALL BE DEEMED TO BE A WARRANTY BY DAKOTA GROWERS FOR ANY PURPOSE OR TO GIVE RISE TO ANY LIABILITY OF DAKOTA GROWERS WHATSOEVER.

5.5                                 EXCEPT FOR DAMAGES ARISING DIRECTLY FROM A BREACH OF THE WARRANTY SET FORTH IN SECTIONS 5.1 AND 5.2 HEREOF, IN NO EVENT SHALL ONE PARTY BE LIABLE TO THE OTHER BE LIABLE FOR ANY LOSS, DAMAGE OR EXPENSE THAT RESULTS FROM THE SALE, USE OR PERFORMANCE OF THE PRODUCTS THAT CONFORM WITH THE SPECIFICATIONS, INCLUDING, BUT NOT LIMITED TO:  (A) INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES, OR (B) ANY DAMAGES WHATSOEVER RESULTING FROM PERSONAL INJURY, WHETHER IN AN ACTION BASED ON CONTRACT OR TORT, OR OTHERWISE INCLUDING, BUT NOT LIMITED TO, PRODUCTS LIABILITY OR NEGLIGENCE OR STRICT LIABILITY.

5.6                                 DNA hereby agrees to indemnify Dakota Growers against, and hold Dakota Growers harmless from, any and all losses, damages and expenses (including, but not limited to, reasonable attorneys’ fees) incurred or suffered by Dakota Growers relating to or arising out of or in connection with the sale, use or performance of the Products that conform with the Specifications, including, but not limited to, incidental, indirect or special damages or any damages whatsoever resulting from personal injury, whether in an action based on contract or tort, or otherwise including, but not limited to, products liability or negligence or strict liability.

6.                                       Force Majeure.

Neither Dakota Growers nor DNA shall be held responsible for damages caused by a breach of this Agreement due to conditions beyond their reasonable control, such as fires, strikes, floods, acts of God, wars, riots, insurrections, governmental restrictions or other lawful acts of public authorities.

7.                                       Confidential Information.

7.1                                 Each party agrees that all information marked as confidential, proprietary, trade secrets, know how, manuals and other information disclosed to it by the other party (including, but not limited to, formulae and the Specifications), whether disclosed prior to or during the Term, is confidential and proprietary to the disclosing party (“Confidential Information”).  Confidential Information shall not include information which:

(a)                                  is in or hereafter enters the public domain through no fault or action of the party to which it is disclosed; or

(b)                                 is obtained by the party to which it is disclosed from a third party which is not subject to any legal restriction on its right to use and disclose such information; or

(c)                                  is independently developed by employees of the party to which it is disclosed without use of any Confidential Information of the other party; or

(d)                                 is required by law or judicial or administrative processes to be disclosed.

7.2                                 The parties agrees not to use any Confidential Information of the other party during the term of this Agreement and for a period of three (3) years thereafter for any purpose other than as permitted or required for performance hereunder.

7.3                                 Upon termination or expiration of this Agreement for any reason, the parties shall return to each other all Confidential Information of the other party in tangible form, including Confidential Information in electronic or magnetic form.

8.                                       Termination and Survival.

8.1                                 Termination for Insolvency.  If a party (an “Insolvent Party”) makes an assignment for the benefit of its creditors, files a voluntary petition under federal or state bankruptcy or insolvency laws, a receiver or custodian is appointed for that party’s business, or proceedings are instituted against that party under federal or state bankruptcy or insolvency laws that have not been stayed or dismissed within sixty (60) days, this Agreement may be terminated by any party hereto other than the Insolvent Party, with termination effective immediately upon written notice to the Insolvent Party.

8.2                                 Breach; Mutual Agreement.  If either party (the “Terminating Party”) believes that the other party (the “Defaulting Party”) has materially breached this Agreement, the Terminating Party shall give the Defaulting Party written notice thereof (the “Notice to Cure”).  The Notice to Cure must state the nature of the breach in reasonable detail and that the Terminating Party views such alleged breach as a basis for terminating this Agreement.  If the Defaulting Party fails to cure the alleged breach within sixty (60) days (the “Cure Period”) after its receipt of the Notice to Cure, this Agreement shall, at the option of the Terminating Party, terminate.  DNA expressly agrees that the remedies at law for any breach by DNA of the exclusivity provisions of this Agreement, including, but not limited to, Section 1 of this Agreement, would be inadequate and that, in addition to any other remedies that Dakota Growers may have in the event of any such breach, Dakota Growers shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages or posting bond.  DNA acknowledges that Dakota Growers would not enter into this Agreement unless DNA agreed to the exclusivity provisions of this Agreement, including, but not limited to, Section 1 of this Agreement.  In addition, this Agreement may be terminated by the mutual written consent of each of DNA and Dakota Growers.

8.3                                 Survival.  Termination or expiration of this Agreement shall not relieve either party of its obligations under this Agreement or for liability for any breach of this Agreement to the extent any such obligation or liability was incurred or arose prior to or in connection with the termination, expiration or non-renewal hereof.  The provisions of Sections 5, 6, 7 and 8 shall survive the termination or expiration of this Agreement and remain in full force and effect thereafter.

9.                                       Miscellaneous.

9.1                                 Notices. Any notice or other communication hereunder shall be in writing and shall be deemed given when so delivered in person, by overnight courier (with receipt confirmed), by facsimile transmission (with receipt confirmed by telephone or by automatic transmission report) or upon receipt if sent by certified mail, return receipt requested, as follows (or to such other persons and/or addresses as may be specified in writing, by proper notice, to the other party hereto):

If to Dakota Growers:	Dakota Growers Pasta Company, Inc.
One Pasta Avenue
Carrington, ND 58421
Attention: Thomas P. Friezen
Telephone: (701) 652-4893
Facsimile: (701) 652-3701

With copies to:	Lindquist & Vennum P.L.L.P.
4200 IDS Center
Minneapolis, MN 55402
Attention: Ronald D. McFall
Telephone: (612) 371-3551
Facsimile: (612) 371-3207

If to DNA:	DNA Dreamfields Company, LLC
14 West Park Place
Oxford, OH 45056
Attention: Mike Crowley
Telephone: (513) 524-9256
Facsimile: (513) 524-5167

With copies to:	Ulmer & Berne LLP
600 Vine Street
Suite 2800
Cincinnati, OH 45201
Attention: Scott P. Kadish
Telephone: (513) 762-6200
Facsimile: (513) 762-6245

9.2                                 Entire Agreement; Amendment.  The parties hereto acknowledge that this Agreement, together with all exhibits and schedules attached hereto, sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral discussions, agreements or understandings with respect to the subject matter of this Agreement.  No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by the party against whom enforcement is sought.  No course of dealing or usage of trade shall be used to modify the terms and conditions herein.

9.3                                 Waiver.  No waiver by either party of any default shall be effective unless in writing, nor will any waiver operate as a waiver of any other default or of the same default on a future occasion.

9.4                                 Obligations to Third Parties.  Each party warrants and represents that its undertaking under this Agreement do not violate any of its contractual obligations, express or implied, undertaken with any third party.

9.5                                 Assignment.  Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the parties; provided, however, that the rights and obligations of the parties hereto may not be assigned or transferred (including, without limitation, by virtue of the merger or sale of all or substantially all of the assets of a party hereto) without the prior written consent of the other party, which consent will not be unreasonably withheld and, provided, further, that, in the event of any assignment or transfer (including, without limitation, by virtue of the merger or sale of all or substantially all of the assets of DNA or its successors and assigns) by DNA or any or DNA’s permitted successors or assigns of the Trademark License or the Technology Sublicense, this Agreement shall concurrently therewith be assigned to such assignee of the Trademark License or the Technology Sublicense.  It is the intent that this Agreement, the Trademark License and the Technology Sublicense shall survive any assignment or transfer of the Brand.

9.6                                 Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY: (i) IN THE COURTS OF THE STATE OF MINNESOTA (HENNEPIN COUNTY) OR IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA, IN THE CASE OF ANY LITIGATION COMMENCED BY DNA; AND (ii) IN THE COURTS OF THE STATE OF OHIO (HAMILTON COUNTY) OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, IN THE CASE OF ANY LITIGATION COMMENCED BY DAKOTA GROWERS.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF MINNESOTA (HENNEPIN COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MINNESOTA FOR THE PURPOSE OF ANY SUCH LITIGATION COMMENCED BY DNA, AND EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF OHIO (HAMILTON COUNTY) AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO FOR THE PURPOSE OF ANY SUCH LITIGATION COMMENCED BY DAKOTA GROWERS.  EACH OF THE PARTIES FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF MINNESOTA AND OHIO, RESPECTIVELY.  THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

9.7                                 Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, then, to the fullest extent permitted by law, all other provisions hereof shall remain in full force and effect and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible.

9.8                                 Headings, Interpretation.  The headings used in this Agreement are for convenience only and are not a part of this Agreement.

9.9                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

* * * * *

IN WITNESS WHEREOF, the parties hereto have each caused this Exclusive Manufacturing Agreement to be executed by their duly authorized officers as of the date first above written.

DAKOTA GROWERS PASTA COMPANY, INC.

By:	/s/ Tim Dodd
Its:	President/CEO

DNA DREAMFIELDS COMPANY, LLC

By:	/s/ Mike Crowley
Its:	President

EXHIBIT A

TYPES OF PRODUCTS

Confidential Treatment Requested.

EXHIBIT B

PRODUCT SPECIFICATIONS

Confidential Treatment Requested.

EXHIBIT C

PRICING

Confidential Treatment Requested.